Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2013 Equity Incentive Plan of CymaBay Therapeutics, Inc. of our report dated March 15, 2018, with respect to the financial statements of CymaBay Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

August 9, 2018